Exhibit 99

Contacts:

Media	Investor Relations
Robert C. Ferris	Mark Macaluso
(973) 455-3388	(973) 455-2222
rob.ferris@honeywell.com	mark.macaluso@honeywell.com

HONEYWELL REPORTS FIRST QUARTER 2016 SALES OF $9.5 BILLION;
EARNINGS UP 9% TO $1.53 PER SHARE

•	Core Organic Sales Growth 1%*; Reported Up 3% Due to Sales From Acquisitions

•	Segment Margin Improvement of 20 bps Excluding the Impact of M&A

•	Repurchased Over $1 Billion of Shares, Deployed ~$1 Billion to Acquisitions

•	Raising Low-End of 2016 EPS Guidance Range (Ex-Pension MTM) to $6.55 - $6.70, Up 7% - 10%

MORRIS PLAINS, N.J., April 22, 2016 -- Honeywell (NYSE: HON) today announced its results for the first quarter of 2016:

Total Honeywell

($ Millions, Except Earnings Per Share)	1Q 2015	1Q 2016	Change
Sales	9,213	9,522	3%
Segment Margin	18.7%	18.1%	(60) bps
Operating Income Margin	17.6%	17.8%	20 bps
Earnings Per Share	$1.41	$1.53	9%
Cash Flow from Operations	421	257	(39%)
Free Cash Flow (1)	256	63	(75%)

(1)	Cash Flow from Operations Less Capital Expenditures

“Honeywell had a strong start to 2016, delivering on our sales and earnings commitments in the first quarter,” said Honeywell Chairman and CEO, Dave Cote.  “Earnings per share increased 9% on continued execution across the portfolio. Core organic sales were up 1%, above the high-end of our guidance, driven by acceleration in Commercial Aftermarket and Transportation Systems within Aerospace, continued growth in our residential, commercial, and China businesses within ACS, and higher sales in Process Solutions and Fluorine Products in PMT.  We announced and closed three acquisitions within ACS and acquired the remaining 30% interest in UOP Russell, which further strengthens our Great Positions in Good Industries. We also opportunistically repurchased over $1 billion of shares during the quarter, and funded approximately

*Throughout this press release, core organic sales growth refers to reported sales growth less the impacts from foreign currency translation, M&A and raw materials pass-through pricing in the Resins & Chemicals business of PMT. The raw materials pricing impact is excluded in instances where raw materials costs are passed through to customers, which drives fluctuations in selling prices not tied to volume growth. A reconciliation of core organic sales growth to reported sales growth is provided in the attached financial tables.

- MORE -

Q1’16 Results - 2

$40 million in new restructuring projects.  As a result of the first quarter performance, we are raising the low-end of our full-year earnings guidance range to $6.55-$6.70, up 7%-10%, and remain committed to our full-year core organic sales growth and free cash flow outlook.”

“Looking ahead, our message and our planning will not change. We will support growth where there are opportunities to drive outperformance, be cautious in our sales planning, plan costs and spending conservatively, and continue to support the seed planting for new products, services, geographies, and process improvements that allow us to perform well now and in the future,” concluded Cote.

The company is updating its full-year 2016 guidance and now expects:

2016 Full-Year Guidance

	Prior Guidance	Revised Guidance	Change vs. 2015
Sales	$39.9 - $40.9B	$40.3 - $40.9B	4% - 6%
Core Organic Growth	1% -2%	1% -2%
Segment Margin	18.9% - 19.3%	18.9% - 19.3%	10 - 50 bps (2)
Operating Income Margin (Ex-Pension MTM)	18.0% - 18.4%	18.0% - 18.4%	10 - 50 bps (3)
Earnings Per Share (Ex-Pension MTM)	$6.45 - $6.70	$6.55 - $6.70	7% - 10%
Free Cash Flow (1)	$4.6 - $4.8B	$4.6 - $4.8B	5% - 10%

1.	Cash Flow from Operations Less Capital Expenditures
2.	Segment Margin ex-M&A Up 80 - 110 bps
3.	Operating Margin ex-M&A Up 80 - 110 bps

First quarter 2016 results by business segment are provided below.

Segment Performance

Aerospace

($ Millions)	1Q 2015	1Q 2016	% Change
Sales	3,607	3,705	3%
Segment Profit	752	798	6%
Segment Margin	20.8%	21.5%	70 bps

•	Sales for the first quarter were up 3% on a reported and core organic basis. Core organic sales growth was driven by higher repair and overhaul activities, new platform launches and higher global turbo penetration on passenger vehicles, and strong shipments to Business and General Aviation (BGA) and Air Transport and Regional (ATR) OEMs.

•	Segment profit was up 6% and segment margin expanded 70 bps to 21.5%, driven by productivity net of inflation, and commercial excellence, partially offset by continued investments for growth including higher OEM incentives, and the dilutive impact of acquisitions. Excluding the impact of acquisitions, segment margin expanded 90 bps.

- MORE -

Q1’16 Results - 3

Automation and Control Solutions

($ Millions)	1Q 2015	1Q 2016	% Change
Sales	3,264	3,677	13%
Segment Profit	516	530	3%
Segment Margin	15.8%	14.4%	(140) bps

•	Sales for the first quarter were up 4% on a core organic basis and up 13% reported primarily driven by sales from the Elster acquisition partially offset by the unfavorable impact of foreign currency. Energy, Safety & Security (ESS) sales were flat on a core organic basis (up 16% reported) driven by continued growth in Security and Fire (HSF) on a global basis and further penetration of High Growth Regions (HGR), particularly in China, offset by lower volume in Sensing & Productivity Solutions (S&PS). Building Solutions & Distribution (BSD) sales increased 11% on a core organic basis (up 5% reported) driven by continued strength in Americas Distribution and growth in project installation and services in Building Solutions (HBS).

•	Segment profit was up 3% and segment margin contracted (140) bps to 14.4% driven by the unfavorable impact of acquisitions. Excluding the impact of acquisitions, segment margin expanded 10 bps driven by productivity, net of inflation, benefits of previously funded restructuring projects, and commercial excellence, partially offset by the unfavorable impact of project installation, services, and distribution sales on margin, and continued investments for growth.

Performance Materials and Technologies

($ Millions)	1Q 2015	1Q 2016	% Change
Sales	2,342	2,140	(9%)
Segment Profit	503	441	(12%)
Segment Margin	21.5%	20.6%	(90) bps

•	Sales for the first quarter were down (8%) on a core organic basis and down (9%) reported driven by the unfavorable impact of foreign currency and lower raw materials pass-through pricing in Resins & Chemicals, partially offset by the favorable impact of acquisitions. The decrease in core organic sales was primarily driven by lower UOP gas processing, catalyst, and equipment sales as anticipated, partially offset by higher projects and services sales in HPS and higher volume in Fluorine Products.

•	Segment profit was down (12%) and segment margins contracted (90) bps to 20.6%, driven by the unfavorable impact of lower UOP catalyst shipments and acquisitions, partially offset by the benefits of previously funded restructuring, commercial excellence, and the impact of raw materials pass-through pricing in Resins & Chemicals. Excluding the impact of acquisitions, segment margin contracted (70) bps.

Honeywell will discuss its results during its investor conference call today starting at 9:30 a.m. EDT. To participate on the conference call, please dial (877) 879-6207 (domestic) or (719) 325-4942 (international) approximately ten minutes before the 9:30 a.m. EDT start. Please mention to the operator that you are

- MORE -

Q1’16 Results - 4

dialing in for Honeywell’s first quarter 2016 earnings call or provide the conference code HON1Q16.  The live webcast of the investor call as well as related presentation materials will be available through the “Investor Relations” section of the company’s Website (www.honeywell.com/investor). Investors can hear a replay of the conference call from 12:30 p.m. EDT, April 22, until 12:30 p.m. EDT, April 29, by dialing (888) 203-1112 (domestic) or (719) 457-0820 (international). The access code is 3464694.

Honeywell (www.honeywell.com) is a Fortune 100 diversified technology and manufacturing leader, serving customers worldwide with aerospace products and services; control technologies for buildings, homes, and industry; turbochargers; and performance materials. For more news and information on Honeywell, please visit www.honeywell.com/newsroom.

This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, that address activities, events or developments that we or our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current economic and industry conditions, expected future developments and other factors they believe to be appropriate. The forward-looking statements included in this release are also subject to a number of material risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting our operations, markets, products, services and prices. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements. We identify the principal risks and uncertainties that affect our performance in our Form 10-K and other filings with the Securities and Exchange Commission.

#  #  #

Q1’16 Results - 5

Honeywell International Inc.

Consolidated Statement of Operations (Unaudited)

(Dollars in millions, except per share amounts)

	Three Months Ended
	March 31,
	2016	2015

Product sales	$7,619	$7,364
Service sales	1,903	1,849
Net sales	9,522	9,213

Costs, expenses and other
Cost of products sold (A)	5,349	5,213
Cost of services sold (A)	1,198	1,149
	6,547	6,362
Selling, general and administrative expenses (A)	1,280	1,230
Other (income) expense	(18)	(20)
Interest and other financial charges	85	77
	7,894	7,649

Income before taxes	1,628	1,564
Tax expense	432	418

Net income	1,196	1,146

Less: Net income attributable to the noncontrolling interest	10	30

Net income attributable to Honeywell	$1,186	$1,116

Earnings per share of common stock - basic	$1.54	$1.42

Earnings per share of common stock - assuming dilution	$1.53	$1.41

Weighted average number of shares outstanding - basic	767.9	783.8

Weighted average number of shares outstanding - assuming dilution	776.9	794.0

(A) Cost of products and services sold and selling, general and administrative expenses include amounts for repositioning and other charges, pension and other postretirement (income) expense, and stock compensation expense.

Q1’16 Results - 6

Honeywell International Inc.

Segment Data (Unaudited)

(Dollars in millions)

	Three Months Ended
	March 31,
Net Sales	2016	2015

Aerospace	$3,705	$3,607

Automation and Control Solutions	3,677	3,264

Performance Materials and Technologies	2,140	2,342

Total	$9,522	$9,213

Reconciliation of Segment Profit to Income Before Taxes

	Three Months Ended
	March 31,
Segment Profit	2016	2015

Aerospace	$798	$752

Automation and Control Solutions	530	516

Performance Materials and Technologies	441	503

Corporate	(49)	(50)

Total segment profit	1,720	1,721

Other income (A)	12	12
Interest and other financial charges	(85)	(77)
Stock compensation expense (B)	(53)	(52)
Pension ongoing income (B)	150	100
Other postretirement income (expense) (B)	9	(9)
Repositioning and other charges (B)	(125)	(131)

Income before taxes	$1,628	$1,564

(A)	Equity income (loss) of affiliated companies is included in segment profit.

(B)	Amounts included in cost of products and services sold and selling, general and administrative expenses.

Q1’16 Results - 7

Honeywell International Inc.

Consolidated Balance Sheet (Unaudited)

(Dollars in millions)

	March 31,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$4,473	$5,455
Accounts, notes and other receivables	8,397	8,075
Inventories	4,743	4,420
Investments and other current assets	1,919	2,103
Total current assets	19,532	20,053

Investments and long-term receivables	592	517
Property, plant and equipment - net	6,027	5,789
Goodwill	16,708	15,895
Other intangible assets - net	4,706	4,577
Insurance recoveries for asbestos related liabilities	431	426
Deferred income taxes	318	283
Other assets	2,051	1,776

Total assets	$50,365	$49,316

LIABILITIES AND SHAREOWNERS’ EQUITY
Current liabilities:
Accounts payable	$5,511	$5,580
Commercial paper and other short-term borrowings	3,631	5,937
Current maturities of long-term debt	626	577
Accrued liabilities	5,891	6,277
Total current liabilities	15,659	18,371

Long-term debt	9,700	5,554
Deferred income taxes	626	558
Postretirement benefit obligations other than pensions	506	526
Asbestos related liabilities	1,252	1,251
Other liabilities	4,247	4,348
Redeemable noncontrolling interest	3	290
Shareowners’ equity	18,372	18,418

Total liabilities, redeemable noncontrolling interest and shareowners’ equity	$50,365	$49,316

Q1’16 Results - 8

Honeywell International Inc.

Consolidated Statement of Cash Flows (Unaudited)

(Dollars in millions)

	Three Months Ended
	March 31,
	2016	2015
Cash flows from operating activities:
Net income	$1,196	$1,146
Less: Net income attributable to the noncontrolling interest	10	30
Net income attributable to Honeywell	1,186	1,116
Adjustments to reconcile net income attributable to Honeywell to net cash provided by operating activities:
Depreciation	179	163
Amortization	74	53
Repositioning and other charges	125	131
Net payments for repositioning and other charges	(134)	(100)
Pension and other postretirement income	(159)	(91)
Pension and other postretirement benefit payments	(38)	(9)
Stock compensation expense	53	52
Deferred income taxes	48	93
Excess tax benefits from share based payment arrangements	(30)	(47)
Other	86	(102)
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts, notes and other receivables	(203)	(170)
Inventories	(241)	(86)
Other current assets	(59)	58
Accounts payable	(113)	(112)
Accrued liabilities	(517)	(528)
Net cash provided by operating activities	257	421

Cash flows from investing activities:
Expenditures for property, plant and equipment	(194)	(165)
Proceeds from disposals of property, plant and equipment	1	1
Increase in investments	(836)	(1,501)
Decrease in investments	880	1,106
Cash paid for acquisitions, net of cash acquired	(1,056)	(185)
Proceeds from sales of businesses, net of fees paid	-	2
Other	9	(178)
Net cash used for investing activities	(1,196)	(920)

Cash flows from financing activities:
Net (decrease) increase in commercial paper and other short-term borrowings	(2,450)	1,052
Proceeds from issuance of common stock	105	78
Proceeds from issuance of long-term debt	4,448	3
Payments of long-term debt	(419)	(35)
Excess tax benefits from share based payment arrangements	30	47
Repurchases of common stock	(1,156)	(363)
Cash dividends paid	(499)	(415)
Payments to purchase the noncontrolling interest	(238)	-
Other	18	-
Net cash (used for) provided by financing activities	(161)	367

Effect of foreign exchange rate changes on cash and cash equivalents	118	(252)
Net decrease in cash and cash equivalents	(982)	(384)
Cash and cash equivalents at beginning of period	5,455	6,959
Cash and cash equivalents at end of period	$4,473	$6,575

Q1’16 Results - 9

Honeywell International Inc.

Reconciliation of Cash Provided by Operating Activities to Free Cash Flow (Unaudited)

(Dollars in millions)

	Three Months Ended		Twelve Months Ended
	March 31,		December 31,
	2016	2015	2015

Cash provided by operating activities	$257	$421	$5,454
Expenditures for property, plant and equipment	(194)	(165)	(1,073)
Free cash flow	$63	$256	$4,381

We define free cash flow as cash provided by operating activities less cash expenditures for property, plant and equipment.

We believe that this metric is useful to investors and management as a measure of cash generated by business operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, and to pay dividends, repurchase stock, or repay debt obligations prior to their maturities. This metric can also be used to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.

Q1’16 Results - 10

Honeywell International Inc.

Reconciliation of Segment Profit to Operating Income and Calculation of Segment Profit and Operating Income Margins (Unaudited)

(Dollars in millions)

	Three Months Ended
	March 31,
	2016	2015

Segment Profit	$1,720	$1,721

Stock compensation expense (A)	(53)	(52)
Repositioning and other (A, B)	(131)	(139)
Pension ongoing income (A)	150	100
Other postretirement income (expense) (A)	9	(9)
Operating Income	$1,695	$1,621

Segment Profit	$1,720	$1,721
÷ Sales	$9,522	$9,213
Segment Profit Margin %	18.1%	18.7%

Segment Profit excluding mergers and acquisitions	$1,705
÷ Sales excluding mergers and acquisitions	$9,043
Segment Profit Margin excluding mergers and acquisitions %	18.9%

Operating Income	$1,695	$1,621
÷ Sales	$9,522	$9,213
Operating Income Margin %	17.8%	17.6%

(A) Included in cost of products and services sold and selling, general and administrative expenses.

(B) Includes repositioning, asbestos, environmental expenses and equity income adjustment.

We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Q1’16 Results - 11

Honeywell International Inc.

Calculation of Segment Profit Margin Excluding Mergers and Acqusitions (Unaudited)

(Dollars in millions)

Three Months Ended March 31,
2016
Aerospace
Segment Profit excluding mergers and acquisitions	$801
÷ Sales excluding mergers and acquisitions	$3,685
Segment Profit Margin excluding mergers and acquisitions %	21.7%

Automation and Control Solutions
Segment Profit excluding mergers and acquisitions	$522
÷ Sales excluding mergers and acquisitions	$3,290
Segment Profit Margin excluding mergers and acquisitions %	15.9%

Performance Materials and Technologies
Segment Profit excluding mergers and acquisitions	$431
÷ Sales excluding mergers and acquisitions	$2,068
Segment Profit Margin excluding mergers and acquisitions %	20.8%

We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Q1’16 Results - 12

Honeywell International Inc.

Reconciliation of Core Organic Sales Growth (Unaudited)

Three Months Ended
March 31,
2016
Honeywell
Reported sales growth	3%
Less: Foreign currency translation, acquisitions, divestitures and other	3%
Less: Raw materials pricing in R&C	(1%)
Core organic sales growth	1%

Performance Materials and Technologies
Reported sales growth	(9%)
Less: Foreign currency translation, acquisitions, divestitures and other	1%
Less: Raw materials pricing in R&C	(2%)
Core organic sales growth	(8%)

Throughout this press release, core organic sales growth refers to reported sales growth less the impacts from foreign currency translation, M&A and raw materials pass-through pricing in the Resins & Chemicals business of PMT. The raw materials pricing impact is excluded in instances where raw materials costs are passed through to customers, which drives fluctuations in selling prices not tied to volume growth.

We believe core organic sales growth is a measure that is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Q1’16 Results - 13

Honeywell International Inc.

Reconciliation of Segment Profit to Operating Income Excluding Pension Mark-to-Market Adjustment and

Calculation of Segment Profit and Operating Income Margins Excluding Pension Mark-to-Market Adjustment (Unaudited)

(Dollars in millions)

Twelve Months Ended
December 31,
2015

Segment Profit	$7,256

Stock compensation expense (A)	(175)
Repositioning and other (A, B)	(576)
Pension ongoing income (A)	430
Pension mark-to-market adjustment (A)	(67)
Other postretirement expense (A)	(40)

Operating Income	$6,828
Pension mark-to-market adjustment (A)	(67)
Operating Income excluding pension mark-to-market adjustment	$6,895

Segment Profit	$7,256
÷ Sales	$38,581
Segment Profit Margin %	18.8%

Operating Income	$6,828
÷ Sales	$38,581
Operating Income Margin %	17.7%

Operating Income excluding pension mark-to-market adjustment	$6,895
÷ Sales	$38,581
Operating Income Margin excluding pension mark-to-market adjustment %	17.9%

(A) Included in cost of products and services sold and selling, general and administrative expenses.

(B) Includes repositioning, asbestos, environmental expenses and equity income adjustment.

We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Q1’16 Results - 14

Honeywell International Inc.

Reconciliation of Earnings Per Share to Earnings Per Share, Excluding Pension Mark-to-Market Adjustment

(Unaudited)

Twelve Months Ended
December 31,
2015

EPS	$6.04

Pension mark-to-market adjustment (A)	0.06

EPS, excluding pension mark-to-market adjustment	$6.10

(A) - Utilizes weighted average shares of 789.3 million. Mark-to-market uses a blended tax rate of 36.1%.

We believe EPS, excluding pension mark-to-market adjustment is a measure that is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.